Filed Pursuant to Rule 424(B)(3)
Registration No. 333-160463

RESOURCE REAL ESTATE OPPORTUNITY REIT, INC.

SUPPLEMENT NO. 12 DATED APRIL 15, 2011

TO THE PROSPECTUS DATED JUNE 16, 2010

This Supplement No. 12 supplements, and should be read in conjunction with, the prospectus of Resource Real Estate Opportunity REIT, Inc. dated June 16, 2010, Supplement No. 9 dated March 3, 2011, Supplement No. 10 dated March 21, 2011 and Supplement No. 11 dated April 1, 2011. As used herein, the terms “we,” “our” and “us” refer to Resource Real Estate Opportunity REIT, Inc. and, as required by context, Resource Real Estate Opportunity OP, LP, which we refer to as our “Operating Partnership,” and to their subsidiaries. Unless otherwise defined in this Supplement No. 12, capitalized terms used have the same meanings as set forth in the prospectus. The purpose of this supplement is to disclose:

•	the status of our public offering;

•	information about our “friends and family” program:

•	updates to the “Prior Performance Summary” section of our prospectus; and

•	updated prior performance tables for the year ended December 31, 2010.

Status of Offering

We commenced this initial public offering of shares of our common stock on June 16, 2010. We have broken escrow with respect to subscriptions received from all states where we are conducting this offering except Pennsylvania, which has a minimum offering amount of $25 million. As of April 14, 2011, we had accepted aggregate gross offering proceeds of approximately $24.6 million related to the sale of approximately 2.5 million shares of stock, all of which were sold in the primary offering. As of April 14, 2011, approximately 72.5 million shares of our common stock remain available for sale in our primary offering, and approximately 7,500,000 shares of our common stock remain available for issuance under our distribution reinvestment plan.

Prior to the commencement of this offering, we conducted a private placement offering to accredited investors of up to $50,000,000 in shares of common stock at $10.00 per share. The private placement offering terminated on June 9, 2010 and, as of that date, we had accepted aggregate gross offering proceeds of approximately $12.8 million related to the sale of 1,283,727 shares of common stock.

Except with respect to subscriptions from Pennsylvania, subscribers should make their checks payable to “Resource Real Estate Opportunity REIT, Inc.” Until we have raised the minimum offering amount for Pennsylvania from persons not affiliated with us or our advisor, Pennsylvania investors should continue to make their checks payable to “TD Bank, N.A. as Escrow Agent for Resource Real Estate Opportunity REIT, Inc.”

“Friends and Family” Program

The following paragraph supersedes similar disclosure in the prospectus under the heading “Compensation of Dealer Manager and Participating Broker Dealers” as it relates to our “friends and family” program.

The dealer manager has agreed to sell up to 5% of the shares offered hereby in our primary offering, or up to 3,750,000 shares, to persons to be identified by us at a discount from the public offering price. We intend to use this “friends and family” program to sell shares to our directors, officers, business associates and others to the extent consistent with applicable laws and regulations. The purchase price for such shares will be $9.00 per share, reflecting that selling commissions in the amount of $0.70 per share and the dealer manager fee in the amount of $0.30 per share will not be payable in connection with such sales. The net proceeds to us from such sales made net of commissions and dealer manages fees will be substantially the same as the net proceeds we receive from other sales of shares.

Prior Performance Summary

The following information supersedes the disclosure in the prospectus under the heading “Prior Performance Summary.”

        The information presented in this Prior Performance Summary and in the Prior Performance Tables included in this supplement as Appendix A represents the summary historical experience of real estate programs sponsored by (a) Resource Real Estate, our sponsor, through December 31, 2010, and (b) Resource America, our sponsor’s ultimate parent, through December 31, 2010. We define such a program as a fund in which passive investors pool their money and rely on the efforts of Resource Real Estate or Resource America and their affiliates to manage the fund and to acquire real estate that was not identified at the time of the commencement of the fund’s offering. Investors in our company should not assume that they will experience returns comparable to those experienced by investors in these prior real estate programs.

During the ten-year period ending December 31, 2010, Resource Real Estate sponsored eight real estate investment programs and co-sponsored two additional real estate investment programs with an unaffiliated third party. These ten programs were formed for the purpose of acquiring and operating commercial and residential real estate properties, primarily consisting of multifamily apartment properties as well as retail, office and industrial properties in the United States. All but two of the programs are private programs that have no public reporting requirements. All of the programs have investment objectives similar to our own. Since 1997, Resource America, Inc., the ultimate parent of Resource Real Estate, had sponsored two publicly traded REITs; Resource Capital (NYSE: RSO) in 2005 and RAIT Financial (NYSE: RAS) in 1998. Resource Capital is externally managed by affiliates of our sponsor. Resource America sponsored RAIT Financial’s initial public offering in 1998 by creating the initial RAIT Financial entity, selling RAIT Financial its initial portfolio of assets, retaining an initial 15% ownership interest and the right to appoint one member to its board of trustees; however, Resource America did not serve as the external manager or advisor of RAIT Financial and currently has no ownership interest in RAIT Financial. We do not include information regarding RAIT Financial in this summary or in the related prior performance tables because RAIT Financial was sponsored by Resource America more than 10 years ago.

From inception through December 31, 2010, the two public real estate programs sponsored by Resource Real Estate referenced above, Resource Real Estate Investors 6, L.P. and Resource Real Estate Investors 7, L.P., raised gross offering proceeds of $35,000,000 from 578 investors and $30,911,393 from 587 investors, respectively (excluding Resource Capital Partners’ investment). Through December 31, 2010, the public real estate programs purchased interests in ten real estate properties for a total investment of $111,600,000. All of the properties are multifamily residential and none of the properties were newly constructed when purchased. As of December 31, 2010, none of these interests in real estate properties had been sold.

From inception through December 31, 2010, the private programs sponsored by Resource Real Estate referenced above raised gross offering proceeds of $200,436,436 from 3,099 investors. As of December 31, 2010, the private programs held interests in 33 real estate properties for a total investment of $320,981,500. All of these 33 properties are multifamily residential and none of the properties were newly constructed when purchased. As of December 31, 2010, the private programs had sold five previously acquired real estate properties.

From inception through December 31, 2010, Resource Capital, a public real estate program sponsored by Resource America that invests in commercial real estate related assets such as whole loans, A-Notes, B-Notes, mezzanine loans and mortgage-related securities and commercial finance assets such as other asset-backed securities, senior secured corporate loans, equipment leases and notes, trust preferred securities, debt tranches of collateralized debt obligations, raised gross offering proceeds of $554.5 million from private and public investors. Through December 31, 2010, Resource Capital had a total of $808.0 million of capital commitments in commercial real estate related assets. As of December 31, 2010, eight of its real estate related investments had been paid off.

Acquisition Summary

During the ten- and three-year periods ending December 31, 2010, Resource Real Estate and its affiliates sponsored or co-sponsored programs that acquired 48 properties and 14 properties, respectively, all of which were multifamily residential properties. Information regarding the location of each property is summarized below.

Public Programs
Location	Ten Year Period Ending December 31, 2010 No. of Properties	Three Year Period Ending December 31, 2010 No. of Properties
Georgia	1	1
Maine	3	3
Texas	6	4

Total	10	8

Private Programs
Location	No. of Properties	No. of Properties
Arkansas	6	—
California	3	—
Georgia	3	—
Kansas	4	—
Kentucky	1	—
Missouri	1	1
New Mexico	3	—
North Carolina	1	—
Pennsylvania	1	—
Tennessee	3	2
Texas	12	3

Total	38	6

All Programs – Method of Financing at Acquisition	No. of Properties	No. of Properties
All debt	0	0
All cash	4	4
Combination of cash and debt	44	10

Total	48	14

For more detailed information regarding acquisitions, please see Table VI contained in Part II of the registration statement, which is not part of this supplement. We will provide a copy of Table VI to you upon written request and without charge.

Public Programs

Resource Real Estate Investors 6, L.P.

Resource Real Estate Investors 6, L.P., or RREI VI, is a Delaware limited partnership formed on July 26, 2007 to purchase, own, operate and subsequently sell all or a portion of a number of unspecified real estate investments. RREI VI sold 3,508,814 units to 578 investors (excluding Resource Capital Partners’ investment) in a private placement offering, which began on October 1, 2007 and ended on May 19, 2008 and raised $35,000,000 (excluding Resource Capital Partners’ investment) of gross offering proceeds. Resource Real Estate has served as the sponsor and its affiliate has served as the manager of RREI VI since its inception. Please see Table III, Annual Operating Results of Prior Real Estate Programs under Appendix A “Prior Performance Tables” to this supplement.

As of December 31, 2010, $994,019 of investment management fees due to Resource Capital Partners, Inc. has been accrued. In the RREI VI program, the investment management fees are required to be accrued until the investors receive the applicable priority return for the program. In addition, $412,940 of the property management fee has been accrued.

During 2008 RREI VI exceeded 500 security holders and had assets of more than $10,000,000, which combination triggered its obligation to file a registration statement with the SEC. The required Form 10 registration statement for RREI VI was timely filed on April 30, 2009. Pursuant to Section 12(g)(1) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), the Form 10 went effective by lapse of time on June 29, 2009. RREI VI has a planned liquidation date of eight years from its offering commencement date with the possibility of two one-year extensions.

As of December 31, 2010, RREI VI had purchased five properties, amounting to a total investment by RREI VI of $60,300,000 (RREI VI’s purchase price, including RREI VI’s aggregate share of debt financing at acquisition). Of the five properties, three were in Texas and two were in Maine. As of December 31, 2010, none of these properties had been sold. The properties, which are described below, are all multifamily residential properties.

As of December 31, 2010, RREI VI owned interests in the following properties:

Property Name	Ownership Interest	Purchase Date	Share of Purchase Price(1)	Share of Acquisition Costs(2)	Share of Mortgage Debt at Purchase	No. of Units	Location
Memorial Towers	100.0%	12/18/07	$9,250,000	$311,000	$7,400,000	112	Houston, TX
Villas of Henderson Pass	100.0%	12/27/07	$13,350,000	$376,000	$10,800,000	228	San Antonio, TX
Foxcroft	100.0%	01/29/08	$12,000,000	$335,000	$8,760,000	104	Scarborough, ME
Coach Lantern	100.0%	01/29/08	$10,800,000	$366,000	$7,884,000	90	Scarborough, ME
Park Hill	100.0%	02/29/08	$14,900,000	$429,000	$10,430,000	288	San Antonio, TX

(1)	Purchase price does not include acquisition costs.
(2)	Acquisition costs include property acquisition fees, legal costs, due diligence fees, transfer taxes, filing fees and other costs incurred in connection with the closing.

As of December 31, 2010, RREI VI has purchased three subordinated notes, amounting to a total investment by RREI VI of $2,571,000. As of December 31, 2010, none of these notes had been sold. The notes, which are described below, are all secured by multifamily, residential properties.

Underlying Property Name	Location	Ownership Interest	Purchase Date	Purchase Price (1)	Face Value	Maturity Date	Interest Rate
Acacia(2)	San Bernardino, CA	100.0%	2/11/07	$1,679,000	$2,000,000	8/11/16	10.27%
Hillwood(2)	Montgomery, AL	100.0%	2/5/07	$378,000	$400,000	1/8/17	10.97%
Southern Cove(2)	Las Vegas, NV	100.0%	2/5/07	$514,000	$500,000	5/8/17	12.75%

(1)	Purchase price reflects discount and includes acquisition costs.
(2)	The subordinated note has been placed on non-accrual status.

RREI VI is subject to upfront commissions, fees and expenses associated with its offering and it has fee arrangements with Resource Real Estate and its affiliates. Please see Table I, Experience in Raising and Investing Funds and Table II, Compensation to Sponsor under Appendix A “Prior Performance Tables” to this supplement.

Upon request, prospective investors may obtain from us without charge copies of any public reports prepared in connection with RREI VI, including a copy of the most recent Annual Report on Form 10-K filed with the SEC. For a reasonable fee, we will also furnish upon request copies of the exhibits to the Form 10-K. In addition, the SEC maintains a web site at www.sec.gov that contains reports, proxy and other information that RREI VI files electronically with the SEC.

Resource Real Estate Investors 7, L.P.

Resource Real Estate Investors 7, L.P. (“RREI VII”) is a Delaware limited partnership formed on March 28, 2008 to purchase, own, operate and subsequently sell all or a portion of a number of unspecified real estate investments. RREI VII issued 3,274,654 units to 587 investors in a private placement offering, which began on June 16, 2008 and ended on August 31, 2009 and raised $30,911,393 of gross offering proceeds (excluding investment by Resource Capital Partners). Resource Real Estate has served as the sponsor and its affiliate has served as the manager of RREI VII since its inception. Please see Table III, Annual Operating Results of Prior Real Estate Programs under Appendix A “Prior Performance Tables” to this supplement.

As of December 31, 2010, $598,700 of investment management fees due to Resource Capital Partners, Inc. from RREI VII has been accrued. In the RREI VII program, the investment management fees are required to be accrued until the investors receive the applicable priority return for the program. In addition, $162,270 of the property management fee due to affiliates of our sponsor has been accrued.

As of December 31, 2010, RREI VII had purchased interests in five properties, amounting to an investment by RREI VII of $51,300,000 (RREI VII’s aggregate share of purchase price, including RREI VII’s aggregate share of debt financing at acquisition). Of the five properties, three were in Texas, one was in Maine and one was in Georgia. As of December 31, 2010, none of these properties had been sold. The properties, which are described below, are all multifamily residential properties.

As of December 31, 2010, RREI VII owned interests in the following properties:

Property Name	Ownership Interest	Purchase Date	Share of Purchase Price(1)	Share of Acquisition Costs(2)	Share of Mortgage Debt at Purchase	No. of Units	Location
Tamarlane(3)	100.0%	07/31/08	$12,250,000	$383,000	$9,925,000	115	Portland, ME
Bent Oaks	100.0%	12/10/08	$7,650,000	$252,000	$6,120,000	146	Austin, TX
Woodhollow	100.0%	12/12/08	$6,550,000	$215,000	$5,240,000	108	Austin, TX
Cape Cod	100.0%	12/10/08	$8,150,000	$257,000	$6,362,000	212	San Antonio, TX
Woodland Hills	100.0%	12/19/08	$16,700,000	$457,000	$13,590,000	228	Decatur, GA

(1)	Purchase price does not include acquisition costs.
(2)	Acquisition costs include property acquisition fees, legal costs, due diligence fees, transfer taxes, filing fees and other costs incurred in connection with the closing.
(3)	On April 23, 2008, an affiliate of our sponsor acquired 100% ownership interest in Tamarlane. On July 31, 2008, RREI VII acquired Tamarlane from this affiliate.

Upon request, prospective investors may obtain from us without charge copies of any public reports prepared in connection with RREI VII, including a copy of the most recent Annual Report on Form 10-K filed with the SEC. For a reasonable fee, we will also furnish upon request copies of the exhibits to the Form 10-K. In addition, the SEC maintains a web site at www.sec.gov that contains reports, proxy and other information that RREI VII files electronically with the SEC.

Resource Capital Corp.

Resource Capital is a Maryland corporation that was formed on January 31, 2005 to invest in commercial real estate related assets such as whole loans, A-Notes, B-Notes, mezzanine loans and mortgage-related securities and commercial finance assets such as other asset-backed securities, senior secured corporate loans, equipment leases and notes, trust preferred securities, debt tranches of collateralized debt obligations. Resource Capital’s common stock has traded on the New York Stock Exchange since February 7, 2006. As of December 31, 2010, Resource Capital had 58,183,425 shares of stock outstanding and had no planned liquidation date. Please see Table III, Annual Operating Results of Prior Real Estate Programs under Appendix A “Prior Performance Tables” to this supplement.

As of December 31, 2010, Resource Capital owned a total of $808.0 million in commercial real estate related assets as follows:

Types of Commercial Real Estate Related Assets(1)	Number of Assets	Unpaid Principal Balance(2)	Weighted Average Annual Interest Rate(3)
Whole Loans	25	$441,706,175	4.18%
Mezzanine Loans	11	$161,288,255	4.48%
B-Notes	4	$57,613,056	5.62%
Commercial Mortgage Backed Securities	37	$147,345,581	5.08%

(1)

All of the properties underlying Resource Capital’s whole loans, mezzanine loans and B-Notes are rental properties located in various states including: Arizona, California, Colorado, Connecticut, Florida, Illinois, Indiana, Nevada, New Mexico, New York, Tennessee, Texas and Washington.

(2)

There are no assets in default other than a single mezzanine loan, which is secured by two office properties located Florida and Tennessee and has a principal unpaid balance of approximately $5,000,000.

(3)

The weighted average of the current annual interest rate was calculated by taking the sum of the product of the unpaid principal balance for each asset in a given class and the current annual interest rate for that asset and then dividing that subtotal by the total aggregate unpaid principal balance of the asset for that particular class.

As of December 31, 2010, eight of Resource Capital’s previous real estate related investments, with original dollar amounts of $102,664,265, had been paid off. As of December 31, 2010, Resource Capital has disposed of its interest in the following real estate related investments:

Date	Investment	Total Dollar Amount Invested	Total Proceeds from Sale of Investment(1)
2006	Investment A-Agency RMBS Portfolio 1	$125,380,429	$124,189,742
2006	Investment B-Agency RMBS Portfolio 2	$763,414,282	$753,194,880
2007	Investment C-ABS/RMBS CDO Sale of Preference Equity 10% interest	$2,700,000	$5,000
2007	Investment C-ABS/RMBS CDO Sale of Preference Equity 90% interest	$24,300,000	$10
2007	Investment D-Self Originated Loan-50% interest	$20,131,750	$20,131,750
2007	Investment E-Self Originated Loan-50% interest	$10,160,000	$10,160,000
2007	Investment F-Self Originated Loan-50% interest	$10,955,900	$10,955,900
2008	Investment G-Purchased Security	$10,000,000	$8,000,000
2009	Investment H-Self Originated Loan-100% interest	$16,290,200	$7,758,000
2009	Investment I-Self Originated Loan-100% interest	$13,550,000	$5,895,000
2009	Investment J-Purchased Security	$1,398,150	$1,618,628
2009	Investment K-Purchased Security	$320,000	$290,000
2010	Investment L-Purchased Security	$3,100,000	$1,759,250
2010	Investment M-Purchased Mezzanine Loan	$20,000,000	$17,000,000
2010	Investment N-Purchased BNote	$23,498,627	$19,825,000
2010	Investment O-Purchased Security	$5,000,000	$4,351,563
2010	Investment P-Purchased Security	$4,233,000	$4,294,338
2010	Investment Q-Purchased Security	$3,835,000	$3,858,969

(1)	All were loans or securities that were sold during the period indicated above.

Upon request, prospective investors may obtain from us without charge copies of any public reports prepared in connection with Resource Capital, including a copy of the most recent Annual Report on Form 10-K filed with the SEC. For a reasonable fee, we will also furnish upon request copies of the exhibits to the Form 10-K. In addition, the SEC maintains a web site at www.sec.gov that contains reports, proxy and other information that Resource Capital files electronically with the SEC.

Private Programs

Over the 10-year period ending December 31, 2010, Resource Real Estate and its affiliates sponsored eight private real estate investment programs (not including RREI VI and RREI VII, which were private programs but are now public reporting companies) and co-sponsored two additional private real estate investment programs. The first of these programs was formed in 2002. Each of the ten real estate programs described below has a planned liquidation date of eight years from its respective offering commencement dates with the possibility of two one-year extensions, except Resource Real Estate Opportunity Fund, which has a planned liquidation date of four years from its offering commencement date also with the possibility of two one-year extensions. Please see Table III, Annual Operating Results of Prior Real Estate Programs under Appendix A “Prior Performance Tables” to this supplement.

As of December 31, 2010, no private program had liquidated all of its assets.

SR Real Estate Investors, L.P. and SR Real Estate Investors II, L.P.

SR Real Estate Investors, L.P. (“SR I”) is a Delaware limited partnership formed on October 9, 2002 to purchase, own, operate and subsequently sell all or a portion of a number of unspecified real estate investments. SR Real Estate Investors II, L.P. (“SR II”) is a Delaware limited partnership formed on September 5, 2003 for the same purposes as SR I. Resource Real Estate was the co-sponsor of both programs and its affiliates have served as the manager of both programs since their inception. SR I issued 800 units to 156 investors in a private placement offering, which began on October 28, 2002 and ended on April 15, 2003 and raised $19,200,000 of gross offering proceeds (excluding the investment by Resource Capital Partners). SR II issued 782 units to 88 investors in a private placement offering, which began on September 15, 2003 and ended on May 31, 2004 and raised $4,050,000 of gross offering proceeds (excluding the investment by Resource Capital Partners). Resource Real Estate and Sage Real Estate Advisors have served as co-sponsors of SR I and SR II since their inceptions. On June 30, 2006, AR Real Estate Investors, LLC (“AR”) acquired 99.9% of the limited partnership interests of SR I and SR II. Effective July 1, 2006, SR I and SR II were consolidated into AR. Resource Capital Partners, Inc., an affiliate of the sponsor, is the managing member of AR and owns 10% of AR.

As of December 31, 2010, $808,658 of asset management fees due to Resource Capital Partners, Inc. has been accrued. In the AR program, the asset management fees are required to be accrued until the investors receive the applicable priority return for the program.

As of December 31, 2010, SR I and SR II (now AR) had acquired interests in six properties amounting to a total investment of $96,365,520. As of December 31, 2010, four of these properties had been sold. The properties, which are described below, are all multifamily residential properties. The two remaining properties are located in Texas and Pennsylvania.

As of December 31, 2010, AR owned interests in the following properties:

Property Name	Ownership Interest		Purchase Date	Share of Purchase Price(1)	Share of Acquisition Costs(2)	Share of Mortgage Debt at Purchase	No. of Units		Location
Tanglewood Court	100.0	% (3)	06/18/03	$36,200,000	$1,051,000	$32,500,000	634		Houston, TX
Nittany Pointe	100.0%		03/31/03	$14,750,000	$310,000	$12,750,000	624	(4)	Altoona, PA

(1)	Purchase price does not include acquisition costs.
(2)	Acquisition costs include property acquisition fees, legal costs, due diligence fees, transfer taxes, filing fees and other costs incurred in connection with the closing.
(3)	Tanglewood was originally owned 80% by AR and 20% by third parties. On February 29, 2008, AR acquired the 20% interest owned by the third parties.
(4)	Nittany Pointe is a student housing complex with 156 units containing 624 beds, which is rented per bed.

As of December 31, 2010, AR had sold its interests in the following properties:

Property Name	Date of Purchase	Date of Sale	Ownership Interest	Gain (Loss) on Sale
Summerview	06/22/04	07/15/05	51.6%(1)	$1,687,000
Chinoe Creek	05/12/03	06/22/09	100.0%	$203,000
Summit	12/16/08	12/09/09	100.0%	$105,653
Portland Courtyard	09/11/03	07/24/09	100.0%	$144,567

(1)	Resource Real Estate Investors, L.P. owned 18%, an affiliated entity owned 20.4% and an unaffiliated entity owned 10%.

Resource Real Estate Investors, L.P.

Resource Real Estate Investors, L.P. (“RREI I”) is a Delaware limited partnership formed on January 30, 2004 to purchase, own, operate and subsequently sell all or a portion of a number of unspecified real estate investments. RREI I issued 738,655 units to 135 investors in a private placement offering, which began on May 3, 2004 and ended on December 31, 2004 and raised $7,300,000 of gross offering proceeds (excluding the investment by Resource Capital Partners). Resource Real Estate has served as the sponsor and its affiliate has served as the manager of RREI I since its inception. Please see Table III, Annual Operating Results of Prior Real Estate Programs under Appendix A “Prior Performance Tables” to this supplement.

As of December 31, 2010, $344,600 of investment management fees due to Resource Capital Partners, Inc. has been accrued. In the RREI I program, up to 50% of the investment management fees are required to be accrued until the investors receive the applicable priority return for the program. In addition, Resource Capital Partners, Inc. advanced $313,504 in 2008 and $129,283 in 2009 for distributions to investors in RREI I.

As of December 31, 2010, RREI I had purchased interests in four properties amounting to a total investment of $23,319,525. As of December 31, 2010, one of these properties has been sold. The properties, which are described below, are all multifamily residential properties. Of the four properties, two were in California, one was in North Carolina and one was in New Mexico.

As of December 31, 2010, RREI I owned interests in the following properties:

Property Name	Ownership Interest		Purchase Date	Share of Purchase Price(1)	Share of Acquisition Costs (2)	Share of Mortgage Debt at Purchase	No. of Units		Location
Falls at Duraleigh(3)	51.0%		12/21/04	$9,307,500	$192,000	$7,905,000	396		Raleigh, NC
Avalon	90.0	%(5)	01/06/05	$5,265,000	$190,000	$5,000,000	72	(4)	Los Angeles, CA
Sage Canyon	100.0%		03/31/05	$5,100,000	$184,000	$4,320,000	105		Albuquerque, NM

(1)	Purchase price does not include acquisition costs.
(2)	Acquisition costs include property acquisition fees, legal costs, due diligence fees, transfer taxes, filing fees and other costs incurred in connection with the closing.
(3)	Resource Real Estate Investors II, L.P., an affiliated private program owns the other 49%.
(4)	Avalon is a student housing complex with 15 units containing 72 beds, which is rented per bed.
(5)	An unaffiliated third party owns the other 10%.

As of December 31, 2010, RREI I had sold its interest in the following property:

Property Name	Date of Purchase	Date of Sale	Ownership Interest(1)	Gain (Loss) on Sale
Summerview	06/22/04	07/15/05	18.0%	$500,000

(1)	SR I and SR II, now AR, owned 51.6%, an affiliated entity owned 20.4% and an unaffiliated entity owned 10%.

Resource Real Estate Investors II, L.P.

Resource Real Estate Investors II, L.P. (“RREI II”) is a Delaware limited partnership formed on February 3, 2005 to purchase, own, operate and subsequently sell all or a portion of a number of unspecified real estate investments. RREI II issued 1,362,222 units to 270 investors in a private placement offering, which began on February 15, 2005 and ended on July 15, 2005 and raised $13,458,888 of gross offering proceeds (excluding the investment by Resource Capital Partners). Resource Real Estate has

served as the sponsor and its affiliate has served as the manager of RREI II since its inception. Please see Table III, Annual Operating Results of Prior Real Estate Programs under Appendix A “Prior Performance Tables” to this supplement.

As of December 31, 2010, $776,052 of investment management fees due to Resource Capital Partners, Inc. has been accrued. In the RREI II program, the investment management fees are required to be accrued until the investors receive the applicable priority return for the program. In addition, $635,435 of the property management fee due to affiliates of our sponsor has been accrued.

As of December 31, 2010, RREI II had purchased interests in seven properties, amounting to an investment by RREI II of $35,996,000 (RREI II’s aggregate share of purchase price, including RREI II’s aggregate share of debt financing at acquisition). Of the seven properties, four were in Arkansas, one was in New Mexico, one was in North Carolina and one was in Kansas. As of December 31, 2010, none of these properties had been sold. The properties, which are described below, are all multifamily residential properties.

As of December 31, 2010, RREI II owned interests in the following properties:

Property Name	Ownership Interest	Purchase Date	Share of Purchase Price(1)	Share of Acquisition Costs(2)	Share of Mortgage Debt at Purchase	No. of Units	Location
Falls at Duraleigh(3)	49.0%	12/21/04	$8,942,000	$184,000	$7,595,000	396	Raleigh, NC
Cuestas	100.0%	03/31/05	$7,300,000	$178,000	$5,680,000	104	Las Cruces, NM
Oak Park(4)	25.3%	06/30/05	$8,004,000	$63,000	$6,079,000	511	Lenexa, KS
Berkley(5)	25.0%	09/22/05	$2,849,000	$20,000	$2,183,000	252	Little Rock, AR
Fairfield(5)	25.0%	09/22/05	$3,812,000	$26,000	$2,920,000	337	Little Rock, AR
Pleasant Pointe(5)	25.0%	09/22/05	$2,703,000	$19,000	$2,070,000	259	Little Rock, AR
Valley Crossing(5)	25.0%	09/22/05	$2,386,000	$16,000	$1,827,000	211	Little Rock, AR

(1)	Purchase price does not include acquisition costs.
(2)	Acquisition costs include property acquisition fees, legal costs, due diligence fees, transfer taxes, filing fees and other costs incurred in connection with the closing.
(3)	Resource Real Estate Investors, L.P., an affiliated private program, owns the other 51%.
(4)	Unaffiliated tenant-in-common owners own the other 74.7%.
(5)	Unaffiliated tenant-in-common owners own the other 75%.

Resource Real Estate Investors III, L.P.

Resource Real Estate Investors III, L.P. (“RREI III”), is a Delaware limited partnership formed on July 19, 2005 to purchase, own, operate and subsequently sell all or a portion of a number of unspecified real estate investments. RREI III issued 2,379,831 units to 422 investors in a private placement offering, which began on August 18, 2005 and ended on June 16, 2006 and raised $23,750,000 of gross offering proceeds (excluding the investment by Resource Capital Partners). Resource Real Estate has served as the sponsor and its affiliate has served as the manager of RREI III since its inception. Please see Table III, Annual Operating Results of Prior Real Estate Programs under Appendix A “Prior Performance Tables” to this supplement.

As of December 31, 2010, $1,138,453 of investment management fees due to Resource Capital Partners, Inc. has been accrued. In the RREI III program, the investment management fees are required to be accrued until the investors receive the applicable priority return for the program. In addition, $857,547 of the property management fee due to affiliates of our sponsor has been accrued. Resource Capital Partners, Inc. advanced $41,579 in 2008 for distributions to investors in RREI III.

As of December 31, 2010, RREI III had purchased interests in six properties, amounting to an investment by RREI III of $61,800,000 (RREI III’s aggregate share of purchase price, including RREI III’s aggregate share of debt financing at acquisition). Of the six properties, three were in Texas, two were in Kansas and one was in Georgia. As of December 31, 2010, none of these properties have been sold. The properties, which are described below, are all multifamily residential properties.

As of December 31, 2010, RREI III owned interests in the following properties:

Property Name	Ownership Interest	Purchase Date	Share of Purchase Price(1)	Share of Acquisition Costs(2)	Share of Mortgage Debt at Purchase	No. of Units	Location
Highland Park(3)	25.0%	11/30/05	$6,006,000	$40,000	$4,880,000	370	Overland Park, KS
Lodge at Overland(3)	25.0%	11/30/05	$8,294,000	$55,000	$6,740,000	548	Overland Park, KS
Santa Fe	100.0%	01/27/06	$9,800,000	$271,000	$8,080,000	272	El Paso, TX
Foxglove	100.0%	01/27/06	$7,400,000	$204,000	$6,000,000	178	El Paso, TX
Howell Bridge	100.0%	09/20/06	$19,300,000	$391,000	$12,900,000	256	Duluth, GA
Grove at White Oak	100.0%	09/28/06	$11,000,000	$295,000	$9,000,000	156	Houston, TX

(1)	Purchase price does not include acquisition costs.
(2)	Acquisition costs include property acquisition fees, legal costs, due diligence fees, transfer taxes, filing fees and other costs incurred in connection with the closing.
(3)	Unaffiliated tenant-in-common owners own the other 75%.

Resource Real Estate Investors IV, L.P.

Resource Real Estate Investors IV, L.P. (“RREI IV”) is a Delaware limited partnership formed on May 26, 2006 to purchase, own, operate and subsequently sell all or a portion of a number of unspecified real estate investments. RREI IV issued 2,834,940 units to 481 investors in a private placement offering, which began on July 17, 2006 and ended on December 31, 2006 and raised $28,268,716 of gross offering proceeds (excluding the investment by Resource Capital Partners). Resource Real Estate has served as the sponsor and its affiliate has served as the manager of RREI IV since its inception. Please see Table III, Annual Operating Results of Prior Real Estate Programs under Appendix A “Prior Performance Tables” to this supplement.

As of December 31, 2010, $1,187,731 of investment management fees due to Resource Capital Partners, Inc. has been accrued. In the RREI IV program, the investment management fees are required to be accrued until the investors receive the applicable priority return for the program. In addition, $184,504 of the property management fee due to affiliates of our sponsor has been accrued.

As of December 31, 2010, RREI IV had purchased interests in six properties, amounting to an investment by RREI IV of $56,166,000 (RREI IV’s aggregate share of purchase price, including RREI IV’s aggregate share of debt financing at acquisition). Of the six properties, four were in Texas, one was in Kansas and one was in Tennessee. As of December 31, 2010, none of these properties had been sold. The properties, which are described below, are all multifamily residential properties.

As of December 31, 2010, RREI IV owned interests in the following properties:

Property Name	Ownership Interest	Purchase Date	Share of Purchase Price(1)	Share of Acquisition Costs(2)	Share of Mortgage Debt at Purchase		No. of Units	Location
Regents Center(3)	21.0%	03/31/06	$7,770,000	$45,000	$5,050,500		424	Overland Park, KS
Heritage Lake(4)	51.4%	11/22/06	$13,121,000	$540,000	$8,322,330		262	Knoxville, TN
Wyndham(5)	60.0%	12/18/06	$10,725,000	$204,000	$7,953,000	(6)	448	Houston, TX
Westchase Crossing(5)	60.0%	12/18/06	$8,775,000	$166,000	$6,507,000	(6)	366	Houston, TX
Wind Tree	100.0%	02/28/07	$8,925,000	$285,000	$7,140,000		256	El Paso, TX
Pear Tree	100.0%	03/30/07	$6,850,000	$237,000	$5,480,000		156	El Paso, TX

(1)	Purchase price does not include acquisition costs.
(2)	Acquisition costs include property acquisition fees, legal costs, due diligence fees, transfer taxes, filing fees and other costs incurred in connection with the closing.
(3)	Unaffiliated tenant-in-common owners own the other 79%.
(4)	Unaffiliated tenant-in-common owners own the other 48.6%.
(5)	Unaffiliated tenant-in-common owners own the other 40%.
(6)	The same mortgage loan is secured by both Westchase Crossing and Wyndham.

Resource Real Estate Investors V, L.P.

Resource Real Estate Investors V, L.P. (“RREI V”) is a Delaware limited partnership formed on January 26, 2007 to purchase, own, operate and subsequently sell all or a portion of a number of unspecified real estate investments. RREI V issued 3,333,202 units to 491 investors in a private placement offering, which began on February 19, 2007 and ended on September 21, 2007 and raised $33,247,781 of gross offering proceeds (excluding investment by Resource Capital Partners). Resource Real Estate has served as the sponsor and its affiliate has served as the manager of RREI V since its inception. Please see Table III, Annual Operating Results of Prior Real Estate Programs under Appendix A “Prior Performance Tables” to this supplement.

As of December 31, 2010, $1,118,596 of investment management fees due to Resource Capital Partners, Inc. has been accrued. In the RREI V program, the investment management fees are required to be accrued until the investors receive the applicable priority return for the program. In addition, $214,099 of the property management fee and $188,627 of debt management fees due to affiliates of our sponsor have been accrued.

As of December 31, 2010, RREI V had purchased interests in five properties, amounting to an investment by RREI V of $67,947,000 (RREI V’s aggregate share of purchase price, including RREI V’s aggregate share of debt financing at acquisition). Of the five properties, two were in Arkansas, two were in Georgia and one was in Texas. As of December 31, 2010, none of these properties had been sold. The properties, which are described below, are all multifamily residential properties.

As of December 31, 2010, RREI V owned interests in the following properties:

Property Name	Ownership Interest	Purchase Date	Share of Purchase Price(1)	Share of Acquisition Costs(2)	Share of Mortgage Debt at Purchase		No. of Units	Location
Chenal Lakes(3)	51.0%	05/10/07	$17,232,747	$260,000	$13,872,000	(4)	456	Little Rock, AR
Brightwaters(3)	51.0%	05/10/07	$8,114,253	$122,000	$6,528,000	(4)	256	Little Rock, AR
Magnolia Villas	100.0%	06/28/07	$11,300,000	$341,000	$9,040,000		144	Savannah, GA
West Wind Landing	100.0%	06/28/07	$18,600,000	$489,000	$14,880,000		192	Savannah, GA
Ryan’s Crossing	100.0%	09/28/07	$12,700,000	$425,000	$8,255,000		248	El Paso, TX

(1)	Purchase price does not include acquisition costs.
(2)	Acquisition costs include property acquisition fees, legal costs, due diligence fees, transfer taxes, filing fees and other costs incurred in connection with the closing.
(3)	Unaffiliated tenant-in-common owners own the other 49%.
(4)	The same mortgage loan is secured by both Chenal Lakes and Brightwater.

As of December 31, 2010, RREI V has purchased one subordinated note, amounting to a total investment by RREI V of $2,575,000. The note, which is described below, is secured by a multifamily, residential property and is still held by RREI V.

Underlying Property Name	Location	Ownership Interest	Purchase Date	Purchase Price (1)	Face Value	Maturity Date	Interest Rate
Morgan	Rockville, MD	100.0%	6/12/07	$2,575,000	$2,550,000	01/11/12	10.75%

(1)	Purchase price includes acquisition costs.

Resource Real Estate Opportunity Fund L.P.

Resource Real Estate Opportunity Fund, L.P. (“Opportunity Fund”) is a Delaware limited partnership formed on December 23, 2008 to purchase, own, operate and subsequently sell all or a portion of a number of unspecified real estate investments. Opportunity Fund issued 4,168,912 units to 488 investors in a private placement offering, which began on January 19, 2009 and ended on December 31, 2009 and raised $41,398,677 of gross offering proceeds. Resource Real Estate has served as the sponsor and its affiliate has served as the manager of Opportunity Fund since its inception.

As of December 31, 2010, Opportunity Fund had acquired interests in six properties amounting to a total investment of $24,918,589. As of December 31, 2010, one of these properties had been sold. The properties, which are described below, are all multifamily residential properties.

As of December 31, 2010, Opportunity Fund owned interests in the following properties:

Property Name	Ownership Interest	Purchase Date	Share of Purchase Price		Share of Acquisition Costs(1)	Share of Mortgage Debt at Purchase	No. of Units	Location
Wyndridge	100.0%	09/29/09	$9,500,000	(2)	$259,222	$9,500,000	568	Memphis, TN
Apache	100.0%	1/27/10	$3,800,000		$135,843	$—	296	Houston, TX
Waterstone	100.0%	3/19/10	$5,650,000		$91,183	$5,406,747	378	Memphis, TN
Parkgreen	100.0%	3/31/10	$4,452,650		$56,162	$—	307	Houston, TX
Parkway	100.0%	3/31/10	$5,047,350		$63,340	$—	348	Houston, TX

(1)	Acquisition costs include property acquisition fees, legal costs, due diligence fees, transfer taxes, filing fees and other costs incurred in connection with the closing.
(2)	Purchase price does not include acquisition costs.

As of December 31, 2010, Resource Real Estate Opportunity Fund L.P. had sold its interest in the following property:

Property Name	Date of Purchase	Date of Sale	Ownership Interest(1)	Gain (Loss) on Sale
Mill Creek	06/26/09	5/2010 - 10/2010	100.0%	$2,628,000

Adverse Business Developments or Conditions

Certain of our programs have experienced lower than originally expected cash flows from operations. The deep and long recession that began in the United States in December 2007 has made it significantly more difficult for multifamily property owners, including the multifamily real estate funds sponsored by our sponsor, to increase rental rates to planned levels and maintain occupancy rates during periods of unprecedented nationwide job losses. According to REIS, Inc., vacancy rates for multifamily properties in the United States as of October 15, 2009 reached a 23-year high and was approaching record levels. In addition to the severe economic downturn, prior to the fourth quarter of 2007, Resource Real Estate exclusively hired third-party property managers to manage the day-to-day operations of the funds’ properties. We believe third-party property managers are generally less effective than in-house property managers due to the fact that they do not have the same compensation incentive to meet an owner’s goals and projections. By relying on third-party onsite property management, it took longer to stabilize occupancy in properties after acquisition than was expected. Starting in the fourth quarter of 2007, Resource Real Estate formed a new subsidiary, Resource Real Estate Management, Inc., d/b/a Resource Residential, to be the property manager of all of the properties owned by its funds in order to better control the performance of the properties. See “Investment Objectives and Policies—Real Estate Asset Management Strategy—Experienced-Based Multifamily Management Strategy.” Finally, operating cash flow available after distributions has been adversely affected by timing issues with rent collection and the payment of expenses such as real estate taxes under appeal, causing either excess or deficit cash flows after distributions for a given period.

The following lists adverse business developments for investment programs sponsored by our sponsor and its affiliates: Distributions in RREI I have been funded in prior years from a combination of operating cash flow, sale proceeds and reserves and advances from its general partner. For 2004 and 2007, RREI I had negative cash flow from operations of $111,874 and $206,885, respectively. During 2005, 2007 and 2008, RREI I utilized $232,348, $541,776 and $82,252, respectively, from reserves to supplement cash flow from operations. As of December 31, 2010, RREI I has received advances in the amount of $1,939,724 and has made cumulative distributions of $2,349,808. Distributions in RREI II have been funded from a combination of operating cash flow and reserves. For 2006 and 2007, RREI II had negative cash flow from operations of $680,056 and $42,097, respectively. During 2006, 2007 and 2008, RREI II utilized $774,457, $108,704 and $65,217, respectively, from reserves to supplement cash flow from operations. As of December 31, 2010, RREI II has received advances in the amount of $269,538 and has made cumulative distributions of $4,0467,343. Distributions in RREI III have been funded from a combination of operating cash flow and reserves and advances from its general partner. Cash flow deficiencies occurred at one of the fund properties due to third-party property management issue and the delay until 2009 in receiving 2007 and 2008 tax refunds from a tax appeal on one fund property located in Texas. During 2007, RREI III utilized $473,343 from reserves to supplement cash flow from operations. As of December 31, 2010, RREI III has received advances in the amount of $263,842 and has made cumulative distributions of $5,463,106. Distributions in RREI V have been funded from a combination of operating cash flow and reserves. Cash flow deficiencies have occurred at some of the properties in the fund due to third-party property management issues. As of December 31, 2010, RREI V has received advances of $371,900 and has made cumulative distributions of $6,249,786. Distributions in RREI VI have been funded from a combination of operating cash flow and reserves. Cash flow deficiencies occurred in 2008 and 2009 due to a drop in occupancy at one of the fund properties due to sizable layoffs at a large employer located across the street from that property. Cash flow deficiencies are expected to continue also due to defaults that occurred in connection with all three of the subordinated debt investments held by the fund. For the fiscal year ended December 31, 2010, Resource Capital Corp. had net income of $19.4 million primarily due to gains on the extinguishment of debt which were offset by increased provisions for loan and lease losses.

Excess operating cash flow after distributions may be retained by the program as reserves to fund anticipated and unanticipated future expenditures or to cover reductions in cash flow resulting from anticipated or unanticipated rent shortfalls. Subsequent to the quickening and deepening of the global and national economic contraction in late 2008, a more conservative distribution policy was enacted for many of our private and public programs. As a part of our more conservative distribution policies, monthly distributions were reduced to 3% for RRE IV, RRE V and RRE VI and to 1% for RRE I, RRE II and RRE III, effective as of April 2010. Excess cash flow after distributions each month is retained by each of those programs as reserves to cover anticipated and unanticipated property expenditures and reductions in cash flow. Where distributions are made that exceed the cash flow generated from operations of the programs, the distributions are made either from cash reserves held by the program to be used for distributions or loans from Resource Capital Partners, Inc. or its affiliates.

APPENDIX A

PRIOR PERFORMANCE TABLES

The following Prior Performance Tables (the “Tables”) provide information relating to real estate investment programs (the “Prior Real Estate Programs”) sponsored by Resource Real Estate, Inc. and its affiliates, who control our advisor. As of December 31, 2010, all of the Prior Real Estate Programs (other than Resource Capital Corp, which is publicly traded) were closed or completed. Each of the Prior Real Estate Programs presented has investment objectives somewhat similar to Resource Real Estate Opportunity REIT, Inc. and was formed for the purpose of investing in commercial real estate similar to at least one type in which Resource Real Estate Opportunity REIT, Inc. intends to invest. Other than Resource Real Estate Opportunity Fund, L.P. and Resource Capital Corp., all of the Prior Real Estate Programs invested in stabilized, income-producing multifamily rental properties and held the properties for a longer period than we intend to hold properties. Resource Real Estate Opportunity Fund, L.P. invests in distressed debt and real estate owned by financial institutions. Resource Capital Corp., a publicly traded REIT that is not currently in offering as of the date of this supplement, invests in real estate related debt investments.

Prospective investors should read these Tables carefully together with the summary information concerning the Prior Real Estate Programs as set forth in the “Prior Performance Summary” contained herein.

Investors in Resource Real Estate Opportunity REIT, Inc. will not own any interest in any Prior Real Estate Program and should not assume that they will experience returns, if any, comparable to those experienced by investors in the Prior Real Estate Programs.

Our advisor is responsible for the acquisition, operation, maintenance and resale of the real estate properties and real estate-related debt investments. Resource Real Estate, Inc. controls our advisor and was a sponsor of the Prior Real Estate Programs. The financial results of the Prior Real Estate Programs thus provide an indication of Prior Real Estate Programs for which Resource Real Estate, Inc. was ultimately responsible and the performance of these programs during the periods covered. However, general economic conditions affecting the real estate industry and other factors contribute significantly to financial results.

The tables presented in this section provide summary unaudited information related to the Prior Real Estate Programs. By purchasing shares in this offering, you will not acquire any ownership interest in any funds to which the information in this section relates and you should not assume that you will experience returns, if any, comparable to those experienced by the investors in the real estate funds discussed. Further, the private funds discussed in this section were conducted through privately-held entities that may not have been subject to the up-front commissions, fees and expenses associated with this offering nor all of the laws and regulations that will apply to us as a publicly offered REIT.

The information in this section should be read together with the summary information in this supplement under “Prior Performance Summary.” The following tables are included in this section:

•	Table I – Experience in Raising and Investing Funds;

•	Table II – Compensation to Sponsor;

•	Table III – Annual Operating Results of Prior Real Estate Programs; and

•	Table V – Sale or Disposition of Assets.

For information regarding the acquisitions of our Prior Real Estate Programs since January 1, 2008, see Table VI contained in Part II of the registration statement, which is not a part of this prospectus. We will provide a copy of Table VI to you upon written request and without charge.

TABLE I

(UNAUDITED)

EXPERIENCE IN RAISING AND INVESTING FUNDS

This Table sets forth a summary of the experience of the sponsors of Prior Real Estate Programs that have closed offerings since January 1, 2008. The Prior Real Estate Programs have somewhat similar investment objectives to Resource Real Estate Opportunity REIT, Inc. Information is provided with regard to the manner in which the proceeds of the offerings have been applied. Also set forth is information pertaining to the timing and length of these offerings and the time period over which the proceeds have been invested in the properties.

As of December 31, 2010

	Resource Real Estate Investors 6, L.P.		Resource Real Estate Investors 7, L.P.		Resource Real Estate Opportunity Fund, L.P.
Dollar amount offered	$35,000,000		$55,000,000		$50,000,000

Dollar amount raised	$36,842,105	105%	$32,538,308	59%	$41,398,677	83%
Less offering expenses:
Selling commissions and discounts	(2,720,909)	-7.39%	(2,453,062)	-7.54%	(2,359,774)	-5.70%
Underwriting	(699,180)	-1.90%	(613,265)	-1.88%	(786,575)	-1.90%
Organization and offering expenses paid to general partner or its affiliates	(888,521)	-2.41%	(813,458)	-2.50%	(1,034,967)	-2.50%
Reserves	(1,490,848)	-4.05%	(330,804)	-1.02%	(2,423,817)	-5.85%

Proceeds available for investment	$31,042,647	84.26%	$28,327,719	87.06%	$34,793,594	84.05%

Acquisition costs:
Prepaid items	8,266,675	10.85%	11,529,374	17.43%	8,937,948	19.11%

Closing costs	2,549,563	3.35%	1,510,219	2.28%	500,824	1.07%

Cash down payment	17,475,288	22.93%	10,057,000	15.20%	24,918,589	53.27%
Debt proceeds	45,274,000	59.41%	41,243,000	62.34%	11,986,350	25.62%
Acquisition fees paid to general partner	2,123,259	2.79%	1,821,267	2.75%	436,233	0.93%
Property level reserves	515,419	0.67%	—	0.00%	—	—%

Total acquisition cost	$76,204,204	100.00%	$66,160,860	100.00%	$46,779,944	100.00%

Percent leverage	59.41%		62.34%		25.62%
Date offering commenced	10/1/2007		6/16/2008		1/19/2009
Date offering closed	5/19/2008		9/11/2009		12/31/2009
Length of offering (in months)	8		16		12
Months to invest 90% of amount available for investment	5		7		9

TABLE I

EXPERIENCE IN RAISING AND INVESTING FUNDS (cont’d)

(ON A PERCENTAGE BASIS)

As of December 31, 2010

	with exercised Warrants			without exercised Warrants

	Resource Capital Corp.			Resource Capital Corp.
Dollar amount offered	$324,458,867		(1)	$318,825,662
Dollar amount raised	$324,458,867	100.00%	(2)	$318,825,662	100.00%
Less offering expenses:
Selling commissions	—	—%		—	—%
Underwriting	(10,680,563)	-3.29%	(3)	(10,680,563)	-3.35%	(3)
Organization and offering expenses paid	(5,488,199)	-1.69%	(4)	(5,488,199)	-1.72%	(4)
Reserves	—	—%		—	—%

Proceeds available for investment	$308,290,105	95.02%		$302,656,900	93.25%

Acquisition costs:
Prepaid items	—	—%		—	—%
Closing costs	—	—%		—	—%
Cash down payment	—	—%		—	—%
Debt proceeds	—	—%		—	—%
Acquisition fees paid to general partner	—	—%		—	—%
Property level reserves	—	—%		—	—%

Total acquisition cost	$—	—%		$—	—%

Percent leverage	79.87%		(5)	79.87%		(5)
Date offering commenced	1/31/2006			1/31/2006
Date offering closed	2/6/2006			2/6/2006
Length of offering (in days)	7			7
Months to invest 90% of amount available for investment	16		(6)	16		(6)

(1)

Offering Proceeds with exercised warrants represent stock warrants issued in January 2006 that matured January 2009 and allowed stock purchases to be purchased at $15.00/share (total of 375,547 exercised for proceeds of $5.633 million).

(2)	Offering Proceeds are from January 1, 2006 through December 31, 2010 (Comprised of IPO and Follow-On offering/Greenshoe and additional 2009 offering and DRIP proceeds).
(3)	Underwriting Commissions paid to IPO, Follow-On Offering and 2009 offering to the underwriters of RSO.
(4)	Public Offering Expenses on a cash-basis paid from January 1, 2006 to December 31, 2010.
(5)	Leverage Calculation provided is per RCC’s financial covenants with counterparties whom request similar information.
(6)	Basis of information is February 2006 to close of RREF CDO 2007-1 in June 2007 where final offering proceeds were invested in the CDO Equity.

TABLE II

(UNAUDITED)

COMPENSATION TO SPONSOR

This Table sets forth the cumulative compensation received by affiliates of Resource Real Estate, Inc., including compensation paid out of offering proceeds and compensation paid in connection with the ongoing operations, for Prior Real Estate Programs that have closed offerings since January 1, 2008 and those Prior Real Estate Programs which paid compensation to our sponsor after January 1, 2008. The Prior Real Estate Programs have somewhat similar investment objectives to Resource Real Estate Opportunity REIT, Inc.

As of December 31, 2010

	SR Real Estate Investors, L.P.	SR Real Estate Investors II, L.P.	Resource Real Estate Investors, L.P.	Resource Real Estate Investors II, L.P.	Resource Real Estate Investors III, L.P.	Resource Real Estate Investors IV, L.P.

Date offering commenced	10/28/2002	9/15/2003	5/3/2004	2/15/2005	8/18/2005	7/17/2006
Date offering closed	4/15/2003	5/31/2004	12/31/2004	7/15/2005	6/16/2006	12/31/2006

Dollar amount raised	$20,000,000	$5,262,138	$8,100,000	$14,200,250	$25,000,000	$29,593,716

Amount paid to sponsor from proceeds of offering:
Underwriting fees	192,000	40,497	133,776	257,428	469,387	553,949
Acquisition fees:
- Real estate commissions	—	—	—	—	—	—
- Advisory fees for property acquisition	1,501,124	248,950	407,905	667,182	1,135,313	1,084,825
- Debt placement fees	1,380,207	197,770	344,390	494,813	833,000	706,735
Other - organization and offering expenses	576,000	77,969	219,000	282,260	486,563	466,839

Dollar amount of cash generated from operations before deducting payments to sponsors	5,815,999	1,404,000	1,683,161	3,922,909	6,435,182	9,802,995

Amount paid to sponsor from operations:
Property management fees	114,052	—	71,044	126,553	300,629	180,864
Partnership management fees	318,302	35,890	54,560	—	—	—
Reimbursements	—	—	—	—	—	—
Leasing commissions	—	—	—	—	—	—
Other	—	—	—	—	—	—

Dollar amount of property sales and refinancing before deducting payments to sponsor
- Cash	3,414,126	888,490	1,500,583	—	—	—
- Notes	—	—	—	—	—	—

Amount paid to sponsor from property sales and refinancing
Real estate commissions	—	—	—	—	—	—
Incentive fees	—	—	—	—	—	—
Other	—	—	—	—	—	—

TABLE II

(UNAUDITED)

COMPENSATION TO SPONSOR (cont’d)

As of December 31, 2010

	Resource Real Estate Investors V, L.P.	Resource Real Estate Investors 6, L.P.	Resource Real Estate Investors 7, L.P.	Resource Real Estate Opportunity Fund, L.P.
Date offering commenced	2/19/2007	10/1/2007	6/16/2008	1/19/2009
Date offering closed	8/31/20007	5/23/2008	9/11/2009	12/31/2009

Dollar amount raised	$35,000,000	$36,842,105	$32,538,308	$41,398,677

Amount paid to sponsor from proceeds of offering:
Underwriting fees	664,080	699,180	613,265	786,575
Acquisition fees:
- Real estate commissions	—	—	—	—
- Advisory fees for property acquisition	1,345,035	1,330,964	1,099,514	436,233
- Debt placement fees	920,063	792,295	721,753	—
Other - organization and offering expenses	831,194	888,521	813,458	1,034,967

Dollar amount of cash generated from operations before deducting payments to sponsor	6,282,414	2,644,950	340,236	(2,023,775)

Amount paid to sponsor from operations:
Property management fees	68,966	30,312	160,332	—
Partnership management fees	—	—	—	—
Reimbursements	—	—	—	—
Leasing commissions	—	—	—	—
Other	—	—	—	—

Dollar amount of property sales and refinancing before deducting payments to sponsor
- Cash	—	—	—	—
- Notes	—	—	—	—

Amount paid to sponsor from property sales and refinancing
Real estate commissions	—	—	—	—
Incentive fees	—	—	—	—
Other	—	—	—	—

TABLE II

(UNAUDITED)

COMPENSATION TO SPONSOR (cont’d)

As of December 31, 2010

	Resource Capital Corp.
Date offering commenced	1/31/2006
Date offering closed	2/6/2006
Dollar amount raised	$324,458,867

Amount paid to sponsor from proceeds of offering:
Underwriting fees	—
Acquisition fees:
- Real estate commissions	—
- Advisory fees for property acquisition	—
- Debt placement fees	—
Other - organization and offering expenses	—

Dollar amount of cash generated from operations before deducting payments to sponsor	140,174,284

Amount paid to sponsor from operations:
Property management fees	—
Partnership management fees	—
Reimbursements	3,336,103	(1)
Leasing commissions	—
Other	33,995,910	(2)

Dollar amount of property sales and refinancing before deducting payments to sponsor
- Cash	—
- Notes	—
Amount paid to sponsor from property sales and refinancing:
Real estate commissions	—
Incentive fees	—
Other	—
(1) Reimbursements represent Allocated Expenses paid to Resource America, Inc. for Manager Expenses from March 8, 2005 to December 31, 2009.
(2) Other is comprised of the following:
-RCC payment of Base Management Fees (March 2005 to December 2009)	$19,854,245
-RCC payment of Incentive Mgmt Fees (March 2005 to December 2009)	$9,270,313
-RCC payment of LEAF Servicing Fees (September 2005 to December 2009)	$2,991,358
-RCC payment of LEAF Acquisition Fees (September 2005 to December 2009)	$1,879,994

TABLE III

(UNAUDITED)

ANNUAL OPERATING RESULTS OF PRIOR REAL ESTATE PROGRAMS

This Table sets forth the annual operating results of Prior Real Estate Programs that have closed offerings since January 1, 2006 and that have somewhat similar investment objectives to Resource Real Estate Opportunity REIT, Inc.

Resource Real Estate presents the data in Prior Performance Table III for each program on either a “GAAP basis” or an “income tax basis” depending on the reporting requirements of the particular program. The Table III presentation of Revenues, Expenses and Net Income for the public program has been prepared and presented by Resource Real Estate in conformity with accounting principles generally accepted in the Unites States of America, or GAAP, which incorporates accrual basis accounting. Resource Real Estate presents Table III for all private programs on an income tax basis (which can in turn be presented on either a cash basis or accrual basis), as the only applicable reporting requirement is for the year-end tax information provided to each investor. The Table III data for all private programs are prepared and presented by Resource Real Estate in accordance with the cash method of accounting for income tax purposes.

Although SEC rules and regulations allow Resource Real Estate to record and report results for its private programs on an income tax basis, investors should understand that the results of these private programs may be different if they were reported on a GAAP basis. Some of the major differences between GAAP accounting and income tax accounting (and, where applicable, between cash basis and accrual basis income tax accounting) that impact the accounting for investments in real estate are described below:

•

The primary difference between the cash methods of accounting and accrual methods (both GAAP and the accrual method of accounting for income tax purposes) is that the cash method of accounting generally reports income when received and expenses when paid while the accrual method generally requires income to be recorded when earned and expenses recognized when incurred.

•

GAAP requires that, when reporting lease revenue, the minimum annual rental revenue be recognized on a straight-line basis over the term of the related lease, whereas the cash method of accounting for income tax purposes requires recognition of income when cash payments are actually received from tenants, and the accrual method of accounting for income tax purposes requires recognition of income when the income is earned pursuant to the lease contract.

•

GAAP requires that when an asset is considered held for sale, depreciation ceases to be recognized on that asset, whereas for income tax purposes, depreciation continues until the asset either is sold or is no longer in service.

•

GAAP requires that when a building is purchased, certain intangible assets and liabilities (such as above-and below-market leases, tenant relationships and in-place lease costs) are allocated separately from the building and are amortized over significantly shorter lives than the depreciation recognized on the building. These intangible assets and liabilities are not recognized for income tax purposes and are not allocated separately from the building for purposes of tax depreciation.

•

GAAP requires that an asset is considered impaired when the carrying amount of the asset is greater than the sum of the future undiscounted cash flows expected to be generated by the asset, and an impairment loss must then be recognized to decrease the value of the asset to its fair value. For income tax purposes, losses are generally not recognized until the asset has been sold to an unrelated party or otherwise disposed of in an arm’s-length transaction.

When a real estate program owns 100% of the property, 100% of the program’s operating results are presented for the relevant years. When a real estate program directly invests in and owns a partial tenant-in-common interest in the property (as an example, 25.0%) and the remaining interest of the property (75.0%) is owned by unaffiliated tenants-in-common, only the operating results relating to the program’s ownership in the property (25.0%) are presented for the relevant years. The allocation is based on the public or private program’s effective ownership in the property.

TABLE III

(UNAUDITED)

ANNUAL OPERATING RESULTS OF PRIOR REAL ESTATE PROGRAMS (cont’d)

As of December 31, 2010

	SR Real Estate Investors, L.P.(1)
	2003	2004	2005	6/30/2006

Rental Income and Other Income	$6,169,378	$12,315,732	$12,729,828	$6,571,801
Income/loss on investment in unconsolidated entity	—	(23,502)	(8,440)	—
Profit on sale of properties	—	—	1,198,501	—
Less: Operating expenses	(3,211,354)	(6,492,334)	(6,494,583)	(3,954,750)
Interest expense	(2,145,842)	(4,105,704)	(4,089,112)	(1,929,905)
Depreciation	(1,470,384)	(2,914,185)	(3,100,880)	(1,654,181)
Depreciation from pass thru investments	—	(144,459)	(145,210)	—

Net Income – GAAP Basis	(658,202)	(1,364,452)	90,104	(967,035)

Taxable Income
-from operations	(339,220)	(2,124,488)	(822,912)	(1,525,284)
-from gain on sale	—	296,602	1,408,222	(945,804)
Cash generated from operations	812,182	1,717,694	2,146,133	687,146
Cash generated from equity investments	—	20,490	—	—
Cash generated from sales and refinancing (2)	—	—	3,414,126	—
Cash generated from recapitalization	—	—	—	17,981,681

Cash generated from operations, sales and refinancing	812,182	1,738,184	5,560,259	18,668,827

Add: Investment Management Fees (3)	—	—	—	—

Less: Cash distributions to investors
-from operating cash flow	(680,600)	(1,584,117)	(1,598,806)	(669,642)
-from reserves	—	—	—	—
-from sales and refinancing	—	—	(3,293,021)	—
-from liquidating distributions	—	—	—	(17,711,991)

Cash generated (deficiency) after cash distributions	131,582	154,067	668,432	287,194
Less: Special Items	—	—	—	—

Cash generated (deficiency) after cash distributions and special items	131,582	154,067	668,432	287,194

Tax and Distribution Data Per $1000 Invested
Federal Income Tax Results:
Ordinary income (loss)
-from real estate rental activities	(20)	(106)	(49)	(90)
-from portfolio interest income	4	1	1	—
-from recapture	—	—	—	—
Capital gain (loss)	—	15	83	(56)
Cash Distributions to Investors Source (on GAAP basis)
-Real estate rental activities	34	78	95	40
-Reserves	—	—	—	—
-Other	—	—	—	—
-Return of capital	—	—	195	1,047

Source (on cash basis)
-Sales	—	—	195	1,047
-Refinancing	—	—	—	—
-Reserves	—	—	—	—
-Real estate operations	34	78	95	40
Amount (in percentage terms) remaining invested in program properties at the end of the last year reported in the Table (original total acquisition cost of properties retained divided by original total acquisition cost of all in program)	100%	100%	85.8%	N/A

(1)

On June 30, 2006, AR Real Estate Investors, LLC (“AR”) acquired 99.9% of the limited partnership interests of SR Real Estate Investors, L.P. (“SR I”) and SR Real Estate Investors II, L.P. (“SR II”). Effective July 1, 2006, SR I and SR II were consolidated into AR.

(2)	Cash generated solely from sales.
(3)	Represents deferred fees payable to general partner.

TABLE III

(UNAUDITED)

ANNUAL OPERATING RESULTS OF PRIOR REAL ESTATE PROGRAMS (cont’d)

As of December 31, 2010

	SR Real Estate Investors II, L.P.(1)
	2003	2004	2005	6/30/2006
Gross Revenue	$208	$9,808	$26,364	$11,657
Income/loss on investment in unconsolidated entity	10,960	199,981	504,978	280,786
Profit on sale of properties	—	—	488,278	—
Less: Operating expenses	(6,348)	(154,884)	(148,360)	(68,605)
Interest expense	—	—	—	—
Depreciation	—	—	—	—
Depreciation from pass thru investments	(8,262)	(352,409)	(646,063)	(308,860)

Net Income – GAAP Basis	(3,442)	(297,504)	225,197	(85,022)

Taxable Income
-from operations	10,999	(384,859)	(238,516)	(387,300)
-from gain on sale	—	61,028	366,471	(246,135)
Cash generated from operations	4,820	54,905	382,982	223,838
Cash generated from equity investments		218,834	308,467	174,264
Cash generated from sales and refinancing(2)	—	—	888,490	—
Cash generated from recapitalization	—	—	—	4,142,044

Cash generated from operations, sales and refinancing	4,820	273,739	1,579,939	4,540,146

Add: Investment Management Fees(3)	—	—	—	—

Less: Cash distributions to investors
-from operating cash flow	—	(184,938)	(416,447)	(176,186)
-from reserves	—	—	—	—
-from sales and refinancing	—	—	(856,965)	—
-from liquidating distributions	—	—	—	(4,015,364)

Cash generated (deficiency) after cash distributions	4,820	88,801	306,527	348,596
Less: Special Items	—	—	—	—

Cash generated (deficiency) after cash distributions and special items	4,820	88,801	306,527	348,596

Tax and Distribution Data Per $1000 Invested
Federal Income Tax Results:
Ordinary income (loss)
-from real estate rental activities	11	(75)	(60)	(91)
-from portfolio interest income	—	2	6	3
-from recapture	—	—	—	—
Capital gain (loss)	—	12	83	(56)
Cash Distributions to Investors Source (on GAAP basis)
-Real estate rental activities	—	35	95	40
-Reserves	—	—	—	—
-Other	—	—	—	—
-Return of capital	—	784	195	912

Source (on cash basis)
-Sales	—	784	195	912
-Refinancing	—	—	—	—
-Reserves	—	—	—	—
-Real estate operations	—	35	95	40

Amount (in percentage terms) remaining invested in program properties at the end of the last year reported in the Table (original total acquisition cost of properties retained divided by original total acquisition cost of all in program)	100%	100%	85.8%	N/A

(1)

On June 30, 2006, AR Real Estate Investors, LLC (“AR”) acquired 99.9% of the limited partnership interests of SR Real Estate Investors, L.P. (“SR I”) and SR Real Estate Investors II, L.P. (“SR II”). Effective July 1, 2006, SR I and SR II were consolidated into AR.

(2)	Cash generated solely from sales.
(3)	Represents deferred fees payable to general partner.

TABLE III

(UNAUDITED)

ANNUAL OPERATING RESULTS OF PRIOR REAL ESTATE PROGRAMS (cont’d)

As of December 31, 2010

	AR Real Estate Investors, LLC (1)
	2006	2007	2008	2009	2010
Gross Revenue	$6,742,709	$13,709,068	$13,722,918	$11,871,285	$8,378,488
Income/loss on investment in unconsolidated entity	—	—	—	—	—
Profit on sale of properties	—	—	—	(744,210)	—
Less: Operating expenses	(3,393,214)	(6,696,002)	(6,855,617)	(6,541,408)	(4,693,859)
Interest expense	(1,985,724)	(3,896,101)	(3,845,269)	(3,202,970)	(2,164,635)
Depreciation	(1,858,270)	(3,800,753)	(3,738,876)	(3,140,854)	(2,147,259)
Depreciation from pass thru investments	—	—	—	—	—

Net Income – GAAP Basis	(494,499)	(683,788)	(716,844)	(1,758,157)	(627,265)

Taxable Income
- from operations	421,825	201,164	(404,945)	(589,278)	(680,524)
- from gain on sale	—	—	—	873,148	—

Cash generated from operations	2,258,480	3,585,144	3,643,184	2,220,808	1,835,049
Cash generated from equity investments	—	—	—	—	—
Cash generated from sales and refinancing(2)	—	—	—	8,492,379	—
Cash generated from recapitalization	—	—	—	—	—

Cash generated from operations, sales and refinancing	2,258,480	3,585,144	3,643,184	10,713,187	1,835,049

Add: Investment Management Fees(3)	100,139	194,401	208,272	176,095	126,410

Less: Cash distributions to investors
- from operating cash flow	(856,720)	(1,750,400)	(1,786,089)	(1,272,000)	(987,000)
- from reserves	—	—	—	—	—
- from sales and refinancing	—	—	—	(8,646,568)	(75,417)
- from liquidating distributions	—	—	—	—	—

Cash generated (deficiency) after cash distributions	1,501,899	2,029,145	2,065,367	970,714	899,042
Less: Special Items	—	—	—	—	—

Cash generated (deficiency) after cash distributions and special items	1,501,899	2,029,145	2,065,367	970,714	899,042

Tax and Distribution Data Per $1000 Invested
Federal Income Tax Results:
Ordinary income (loss)
- from real estate rental activities	14	7	(16)	(23)	(27)
- from portfolio interest income	3	1	—	—	—
- from recapture	—	—	—	—	—
Capital gain (loss)	—	—	—	34	—
Cash Distributions to Investors Source (on GAAP basis)
- Real estate rental activities	33	68	70	49	38
- Reserves	—	—	—	—	—
- Other	—	—	—	—	—
- Return of capital	—	—	—	336	3

Source (on cash basis)
- Sales	—	—	—	336	3
- Refinancing	—	—	—	—	—
- Reserves	—	—	—	—	—
- Real estate operations	33	68	70	49	38
Amount (in percentage terms) remaining invested in program properties at the end of the last year reported in the Table (original total acquisition cost of properties retained divided by original total acquisition cost of all in program)	100%	100%	100%	100%	100%

(1)

On June 30, 2006, AR Real Estate Investors, LLC (“AR”) acquired 99.9% of the limited partnership interests of SR Real Estate Investors, L.P. (“SR I”) and SR Real Estate Investors II, L.P. (“SR II”). Effective July 1, 2006, SR I and SR II were consolidated into AR.

(2)	Cash generated solely from sales.
(3)	Represents deferred fees payable to general partner.

TABLE III

(UNAUDITED)

ANNUAL OPERATING RESULTS OF PRIOR REAL ESTATE PROGRAMS (cont’d)

As of December 31, 2010

	Resource Real Estate Investors, L.P.
	2004	2005	2006	2007	2008	2009	2010
Gross Revenue	$69,367	$3,342,387	$3,689,367	$3,670,367	$3,701,209	$3,718,882	$3,745,000
Income/loss on investment in unconsolidated entity	—	(3,765)	—	—	—	—	—
Profit on sale of properties	—	486,532	—	—	—	—	—
Less: Operating expenses	(89,132)	(1,231,746)	(1,993,588)	(2,002,642)	(2,005,338)	(1,982,039)	(2,059,314)
Interest expense	(24,395)	(1,402,925)	(1,465,290)	(1,465,294)	(1,500,763)	(1,477,228)	(1,473,319)
Depreciation	(41,403)	(2,106,747)	(955,054)	(964,134)	(984,369)	(1,048,809)	(1,111,348)
Depreciation from pass thru investments	—	(63,782)	—	—	—	—	—

Net Income – GAAP Basis	(85,563)	(980,046)	(724,565)	(761,703)	(789,261)	(789,194)	(898,941)

Taxable Income
- from operations	(42,599)	(764,482)	(755,318)	(722,370)	(789,420)	(803,590)	(937,007)
- from gain on sale	—	546,583	—	—	—	—	—
Cash generated from operations	(111,874)	129,681	685,055	(206,885)	393,530	417,170	250,880
Cash generated from equity investments	—	—	—	—	—	—	—
Cash generated from sales and refinancing(1)	—	1,500,583	—	—	—	—	—
Cash generated from recapitalization	—	—	—	—	—	—	—

Cash generated from operations, sales and refinancing	(111,874)	1,630,264	685,055	(206,885)	393,530	417,170	250,880

Add: Investment Management Fees(2)	—	38,061	42,557	65,994	65,994	65,994	65,994

Less: Cash distributions to investors
- from operating cash flow	—	(168,344)	(541,776)	—	(228,272)	(67,258)	(101,757)
- from reserves	—	(232,349)	—	(541,776)	(313,504)	(154,772)	—
- from other(3)	—	—	—	—	—	—
- from sales and refinancing	—	(1,499,981)	—	—	—	—	—
- from liquidating distributions	—	—	—	—	—	—	—

Cash generated (deficiency) after cash distributions	(111,874)	(232,349)	185,836	(682,667)	(82,252)	261,134	215,117
Less: Special Items	—	—	—	—	—	—

Cash generated (deficiency) after cash distributions and special items	(111,874)	(232,349)	185,836	(682,667)	(82,252)	261,134	215,117

Tax and Distribution Data Per $1000 Invested
Federal Income Tax Results:
Ordinary income (loss)
- from real estate rental activities	(11)	(119)	(118)	(112)	(122)	(123)	(38)
- from portfolio interest income	1	1	1	2	3	1	—
- from recapture	—	—	—	—	—	—	—
Capital gain (loss)	—	83	—	—	—	—	—

Cash Distributions to Investors Source (on GAAP basis)
- Real estate rental activities	—	26	82	—	35	10	15
- Reserves	—	35	—	82	48	23	—
- Other(3)	—	—	—	—	—	—	—
- Return of capital	—	227	—	—	—	—	—

Source (on cash basis)
- Sales	—	227	—	—	—	—	—
- Refinancing	—	—	—	—	—	—	—
- Reserves	—	35	—	82	48	23	—
- Real estate operations	—	26	82	—	35	10	15
Amount (in percentage terms) remaining invested in program properties at the end of the last year reported in the Table (original total acquisition cost of properties retained divided by original total acquisition cost of all in program)	100%	84.9%	84.9%	84.9%	84.9%	84.9%	84.9%

(1)	Cash generated solely from sales.
(2)	Represents deferred fees payable to general partner.
(3)	Represents advances from the general partner.

TABLE III

(UNAUDITED)

ANNUAL OPERATING RESULTS OF PRIOR REAL ESTATE PROGRAMS (cont’d)

As of December 31, 2010

	Resource Real Estate Investors II, L.P.
	2005	2006	2007	2008	2009	2010
Gross Revenue	$594,041	$815,679	$872,532	$848,233	$889,989	$900,220
Income/loss on investment in unconsolidated entity	34,431	130,342	210,058	187,192	6,214	168,177
Profit on sale of properties	—	—	—	—	—	—
Less: Operating expenses	(425,932)	(650,874)	(645,463)	(641,532)	(653,079)	(621,668)
Interest expense	(260,970)	(330,237)	(331,074)	(331,912)	(330,163)	(326,299)
Depreciation	(287,629)	(274,501)	(240,700)	(243,781)	(251,667)	(257,376)
Depreciation from pass thru investments	(832,625)	(1,385,729)	(976,726)	(1,015,032)	(1,138,062)	(1,216,562)

Net Income – GAAP Basis	(1,178,684)	(1,695,230)	(1,111,373)	(1,196,832)	(1,476,768)	(1,353,508)

Taxable Income
- from operations	(640,820)	(1,309,211)	(956,248)	(1,090,820)	(1,135,292)	(1,007,105)
- from gain on sale	—	—	—	—	—	—
Cash generated from operations	926,883	(680,056)	(42,097)	33,541	137,944	319,927
Cash generated from equity investments	234,935	796,689	797,337	763,579	293,086	241,608
Cash generated from sales and refinancing(1)	—	—	—	—	—	—
Cash generated from recapitalization	—	—	—	—	—	—

Cash generated from operations, sales and refinancing	1,161,818	89,633	755,240	797,120	431,030	561,535

Add: Investment Management Fees(2)	66,037	142,002	142,002	142,002	142,002	142,002

Less: Cash distributions to investors
- from operating cash flow	(386,340)	(231,635)	(897,242)	(939,122)	(429,636)	(214,986)
- from reserves	—	(774,457)	(108,704)	(65,217)	—	—
- from other(3)	—	—	—	—	—	—
- from sales and refinancing	—	—	—	—	—	—
- from liquidating distributions	—	—	—	—	—	—

Cash generated (deficiency) after cash distributions	841,515	(774,457)	(108,704)	(65,217)	143,396	488,551
Less: Special Items	—	—	—	—	—	—

Cash generated (deficiency) after cash distributions and special items	841,515	(774,457)	(108,704)	(65,217)	143,396	488,551

Tax and Distribution Data Per $1000 Invested
Federal Income Tax Results:
Ordinary income (loss)
- from real estate rental activities	(47)	(98)	(72)	(78)	(80)	(40)
- from portfolio interest income	2	6	5	1	—	—
- from recapture	—	—	—	—	—	—
Capital gain (loss)	—	—	—	—	—	—

Cash Distributions to Investors Source (on GAAP basis)
- Real estate rental activities	27	16	63	66	30	15
- Reserves	—	55	8	5	—	—
- Other(3)	—	—	—	—	—	—
- Return of capital	—	—	—	—	—	—

Source (on cash basis)
- Sales	—	—	—	—	—	—
- Refinancing	—	—	—	—	—	—
- Reserves	—	55	8	5	—	—
- Real estate operations	27	16	63	66	30	15
Amount (in percentage terms) remaining invested in program properties at the end of the last year reported in the Table (original total acquisition cost of properties retained divided by original total acquisition cost of all in program)	100%	100%	100%	100%	100%	100%

(1)	Cash generated solely from sales.
(2)	Represents deferred fees payable to general partner.
(3)	Represents advances from the general partner.

TABLE III

(UNAUDITED)

ANNUAL OPERATING RESULTS OF PRIOR REAL ESTATE PROGRAMS (cont’d)

As of December 31, 2010

	Resource Real Estate Investors III, L.P.
	2005	2006	2007	2008	2009	2010
Gross Revenue	$21,332	$4,149,574	$6,952,194	$6,921,667	$7,031,051	$7,237,262
Income/loss on investment in unconsolidated entity	1,849	(7,110)	34,709	49,408	144,012	100,346
Profit on sale of properties	—	—	—	—	—	—
Less: Operating expenses	(26,410)	(2,582,210)	(4,648,977)	(4,862,867)	(4,773,380)	(4,604,872)
Interest expense	—	(1,135,500)	(2,162,554)	(2,167,999)	(2,162,552)	(2,158,857)
Depreciation	—	(1,504,627)	(2,166,940)	(1,431,668)	(1,591,979)	(1,715,996)
Depreciation from pass thru investments	(4,484)	(915,093)	(465,597)	(471,755)	(500,449)	(523,684)

Net Income – GAAP Basis	(7,713)	(1,994,966)	(2,457,165)	(1,963,214)	(1,853,297)	(1,665,801)

Taxable Income
- from operations	(11,187)	(761,780)	(1,537,715)	(2,102,081)	(1,954,376)	(1,643,133)
- from gain on sale	—	—	—	—	—	—

Cash generated from operations	87,626	1,259,613	534,977	1,101,128	813,544	1,026,445
Cash generated from equity investments	—	349,650	379,212	379,212	162,517	40,629
Cash generated from sales and refinancing	—	—	—	—	—	—
Cash generated from recapitalization	—	—	—	—	—	—

Cash generated from operations, sales and refinancing	87,626	1,609,263	914,189	1,480,340	976,061	1,067,074

Add: Investment Management Fees(1)	—	138,455	250,000	250,000	250,000	250,000

Less: Cash distributions to investors
- from operating cash flow	—	(1,054,978)	(1,164,189)	(1,595,953)	(756,728)	(376,123)
- from reserves	—	—	(473,343)	—	—	—
- from other(2)	—	—	—	(41,579)	—	—
- from sales and refinancing	—	—	—	—	—	—
- from liquidating distributions	—	—	—	—	—	—

Cash generated (deficiency) after cash distributions	87,626	692,740	(473,343)	92,808	469,333	940,951
Less: Special Items	—	—	—	—	—	—

Cash generated (deficiency) after cash distributions and special items	87,626	692,740	(473,343)	92,808	469,333	940,951

Tax and Distribution Data Per $1000 Invested
Federal Income Tax Results:
Ordinary income (loss)
- from real estate rental activities	(1)	(45)	(67)	(85)	(78)	(66)
- from portfolio interest income	4	15	5	1	—	—
- from recapture	—	—	—	—	—	—
Capital gain (loss)	—	—	—	—	—	—

Cash Distributions to Investors Source (on GAAP basis)
- Real estate rental activities	—	42	47	64	30	15
- Reserves	—	—	19	—	—	—
- Other(2)	—	—	—	2	—	—
- Return of capital	—	—	—	—	—	—

Source (on cash basis)
- Sales	—	—	—	—	—	—
- Refinancing	—	—	—	—	—	—
- Reserves	—	—	19	—	—	—
- Real estate operations	—	42	47	64	30	15
Amount (in percentage terms) remaining invested in program properties at the end of the last year reported in the Table (original total acquisition cost of properties retained divided by original total acquisition cost of all in program)	100%	100%	100%	100%	100%	100%

(1)	Represents deferred fees payable to general partner.
(2)	Represents advances from the general partner.

TABLE III

(UNAUDITED)

ANNUAL OPERATING RESULTS OF PRIOR REAL ESTATE PROGRAMS (cont’d)

As of December 31, 2010

	Resource Real Estate Investors IV, L.P.
	2006	2007	2008	2009	2010
Gross Revenue	$663,428	$10,310,314	$10,250,403	$10,429,605	$10,394,253
Income/loss on investment in unconsolidated entity	30,150	76,987	117,676	137,996	139,245
Profit on sale of properties	—	—	—	—	—
Less: Operating expenses	(260,781)	(5,115,118)	(6,520,432)	(6,348,669)	(6,065,646)
Interest expense	(148,591)	(2,843,510)	(3,002,570)	(2,994, 920)	(2,994,920)
Depreciation	(258,520)	(4,394,187)	(2,507,531)	(2,787,028)	(2,939,160)
Depreciation from pass thru investments	(102,891)	(300,541)	(295,400)	(283,358)	(290,560)

Net Income – GAAP Basis	(77,205)	(2,266,055)	(1,957,854)	(1,846,374)	(1,756,788)

Taxable Income
- from operations	108,945	(677,543)	(2,318,338)	(1,840,772)	(1,440,988)
- from gain on sale	—	—	—	—	—
Cash generated from operations	804,358	4,322,870	1,520,445	1,023,996	1,194,526
Cash generated from equity investments	42,725	248,076	248,076	124,032	93,027
Cash generated from sales and refinancing	—	—	—	—	—
Cash generated from recapitalization	—	—	—	—	—

Cash generated from operations, sales and refinancing	847,083	4,570,946	1,768,521	1,148,028	1,287,553
Add: Investment Management Fees (1)	20,556	279,900	295,404	295,930	295,932
Less: Cash distributions to investors
- from operating cash flow	(72,770)	(1,657,945)	(1,779,891)	(1,312,655)	(1,280,777)
- from reserves	—	—	—	—	—
- from sales and refinancing	—	—	—	—	—
- from liquidating distributions	—	—	—	—	—

Cash generated (deficiency) after cash distributions	794,869	3,192,901	284,034	131,303	302,708
Less: Special Items	—	—	—	—	—

Cash generated (deficiency) after cash distributions and special items	794,869	3,192,901	284,034	131,303	302,708

Tax and Distribution Data Per $1000 Invested
Federal Income Tax Results:
Ordinary income (loss)
- from real estate rental activities	—	(40)	(82)	(63)	(49)
- from portfolio interest income	4	13	4	1	1
- from recapture	—	—	—	—	—
Capital gain (loss)	—	—	—	—	—
Cash Distributions to Investors Source (on GAAP basis)
- Real estate rental activities	3	65	70	51	50
- Reserves	—	—	—	—	—
- Other	—	—	—	—	—
- Return of capital	—	—	—	—	—
Source (on cash basis)
- Sales	—	—	—	—	—
- Refinancing	—	—	—	—	—
- Reserves	—	—	—	—	—
- Real estate operations	3	65	70	51	50
Amount (in percentage terms) remaining invested in program properties at the end of the last year reported in the Table (original total acquisition cost of properties retained divided by original total acquisition cost of all in program)	100%	100%	100%	100%	100%

(1)	Represents deferred fees payable to general partner.

TABLE III

(UNAUDITED)

ANNUAL OPERATING RESULTS OF PRIOR REAL ESTATE PROGRAMS (cont’d)

As of December 31, 2010

	Resource Real Estate Investors V, L.P.
	2007	2008	2009	2010
Gross Revenue	$5,828,382	$10,757,366	$11,034,249	$11,625,718
Income/loss on investment in unconsolidated entity	—	—	—	—
Profit on sale of properties	—	—	—	—
Less: Operating expenses	(2,193,598)	(5,217,976)	(5,347,478)	(5,339,620)
Interest expense	(2,493,956)	(4,434,639)	(4,421,954)	(4,421,954)
Depreciation	(2,709,880)	(3,965,730)	(3,472,652)	(3,690,748)
Depreciation from pass thru investments	—	—	—	—

Net Income – GAAP Basis	(1,569,052)	(2,860,979)	(2,207,835)	(1,826,604)

Taxable Income
- from operations	(492,284)	(2,450,195)	(2,545,902)	(1,578,831)
- from gain on sale	—	—	—	—
Cash generated from operations	1,668,063	2,824,672	1,520,566	200,147
Cash generated from equity investments	—	—	—	—
Cash generated from sales and refinancing	—	—	—	—
Cash generated from recapitalization	—	—	—	—

Cash generated from operations, sales and refinancing	1,668,063	2,824,672	1,520,566	200,147
Add: Investment Management Fees(1)	157,506	320,091	320,986	379,013
Less: Cash distributions to investors
- from operating cash flow	(701,564)	(2,739,190)	(1,384,260)	(1,424,772)
- from reserves	—	—	—	—
- from sales and refinancing	—	—	—	—
- from liquidating distributions	—	—	—	—

Cash generated (deficiency) after cash distributions	1,124,005	405,573	457,292	(845,612)
Less: Special Items	—	—	—	—

Cash generated (deficiency) after cash distributions and special items	1,124,005	405,573	457,292	(845,612)

Tax and Distribution Data Per $1000 Invested
Federal Income Tax Results:
Ordinary income (loss)
- from real estate rental activities	(23)	(81)	81	(63)
- from portfolio interest income	9	11	8	1
- from recapture	—	—	—	—
Capital gain (loss)	—	—	—	—
Cash Distributions to Investors Source (on GAAP basis)
- Real estate rental activities	20	78	40	41
- Reserves	—	—	—	—
- Other	—	—	—	—
- Return of capital	—	—	—	—
Source (on cash basis)
- Sales	—	—	—	—
- Refinancing	—	—	—	—
- Reserves	—	—	—	—
- Real estate operations	20	78	40	41
Amount (in percentage terms) remaining invested in program properties at the end of the last year reported in the Table (original total acquisition cost of properties retained divided by original total acquisition cost of all in program)	100%	100%	100%	100%

(1)	Represents deferred fees payable to general partner.

TABLE III

(UNAUDITED)

ANNUAL OPERATING RESULTS OF PRIOR REAL ESTATE PROGRAMS (cont’d)

As of December 31, 2010

	Resource Real Estate Investors 6, L.P.
	2007	2008	2009	2010
Gross Revenue	$103,328	$7,555,547	$7,720,000	$7,869,776
Income/loss on investment in unconsolidated entity	—	—	—	—
Profit on sale of properties	—	—	—	—
Less: Operating expenses	(59,098)	(5,269,225)	(8,403,000)	(5,060,578)
Interest expense	(27,301)	(2,454,141)	(2,558,000)	(2,712,362)
Depreciation	(39,897)	(3,553,760)	(2,551,000)	(2,638,702)
Depreciation from pass thru investments	—	—	—	—

Net Income – GAAP Basis	(22,968)	(3,721,579)	(5,792,000)	(2,541,866)

Taxable Income
- from operations	3,577	(2,624,767)	(3,547,257)	(2,259,702)
- from gain on sale	—	—	—	—
Cash generated from operations	748,432	1,210,836	(44,000)	699,550
Cash generated from equity investments	—	—	—	—
Cash generated from sales and refinancing	—	—	—	—
Cash generated from recapitalization	—	—	—	—

Cash generated from operations, sales and refinancing	748,432	1,210,836	(44,000)	699,550
Add: Investment Management Fees(1)	2,400	302,933	350,000	397,737
Less: Cash distributions to investors
- from operating cash flow	—	(1,483,077)	(306,000)	(1,334,302)
- from reserves	—	—	(1,690,000)	—
- from sales and refinancing	—	—	—	—
- from liquidating distributions	—	—	—	—

Cash generated (deficiency) after cash distributions	750,832	30,692	(1,690,000)	(237,015)
Less: Special Items	—	—	—	—

Cash generated (deficiency) after cash distributions and special items	750,832	30,692	(1,690,000)	(237,015)

Tax and Distribution Data Per $1000 Invested
Federal Income Tax Results:
Ordinary income (loss)
- from real estate rental activities	(2)	(83)	(102)	(62)
- from portfolio interest income	2	12	5	—
- from recapture	—	—	—	—
Capital gain (loss)	—	—	—	—
Cash Distributions to Investors Source (on GAAP basis)
- Real estate rental activities	—	40	8	36
- Reserves	—	—	46	—
- Other	—	—	—	—
- Return of capital	—	—	—	—
Source (on cash basis)
- Sales	—	—	—	—
- Refinancing	—	—	—	—
- Reserves	—	—	46	—
- Real estate operations	—	40	8	36
Amount (in percentage terms) remaining invested in program properties at the end of the last year reported in the Table (original total acquisition cost of properties retained divided by original total acquisition cost of all in program)	100%	100%	100%	100%

(1)	Represents deferred fees payable to general partner.

TABLE III

(UNAUDITED)

ANNUAL OPERATING RESULTS OF PRIOR REAL ESTATE PROGRAMS (cont’d)

As of December 31, 2010

	Resource Real Estate Investors 7, L.P.
	2008	2009	2010
Gross Revenue	$934,142	$7,405,605	$7,577,852
Income/loss on investment in unconsolidated entity	—	—	—
Profit on sale of properties	—	—	—
Less: Operating expenses	(483,291)	(4,726,818)	(4,544,245)
Interest expense	(329,048)	(2,220,240)	(2,274,741)
Depreciation	(316,830)	(3,387,686)	(2,044,858)
Depreciation from pass thru investments	—	—	—

Net Income – GAAP Basis	(195,027)	(2,929,139)	(1,285,992)

Taxable Income
- from operations	(116,847)	(1,989,936)	(1,160,747)
- from gain on sale	—	—	—

Cash generated from operations	233,172	1,038,578	(1,091,846)
Cash generated from equity investments	—	—	—
Cash generated from sales and refinancing	—	—	—
Cash generated from recapitalization	—	—	—

Cash generated from operations, sales and refinancing	233,172	1,038,578	(1,091,846)

Add: Investment Management Fees(1)	28,389	291,277	286,893

Less: Cash distributions to investors
- from operating cash flow	(71,078)	(1,276,309)	(1,636,945)
- from reserves	—	—	—
- from sales and refinancing	—	—	—
- from liquidating distributions	—	—	—

Cash generated (deficiency) after cash distributions	190,483	53,546	(2,441,898)
Less: Special Items	—	—	—

Cash generated (deficiency) after cash distributions and special items	190,483	53,546	(2,441,898)

Tax and Distribution Data Per $1000 Invested
Federal Income Tax Results:
Ordinary income (loss)
- from real estate rental activities	(22)	(64)	(38)
- from portfolio interest income	(7)	3	2
- from recapture	—	—	—
Capital gain (loss)	—	—	—

Cash Distributions to Investors Source (on GAAP basis)
- Real estate rental activities	9	161	207
- Reserves	—	—	—
- Other	—	—	—
- Return of capital	—	—	—

Source (on cash basis)
- Sales	—	—	—
- Refinancing	—	—	—
- Reserves	—	—	—
- Real estate operations	9	161	207

Amount (in percentage terms) remaining invested in program properties at the end of the last year reported in the Table (original total acquisition cost of properties retained divided by original total acquisition cost of all in program)	100%	100%	100%

(1)	Represents deferred fees payable to general partner.

TABLE III

(UNAUDITED)

ANNUAL OPERATING RESULTS OF PRIOR REAL ESTATE PROGRAMS (cont’d)

As of December 31, 2010

	Resource Real Estate Opportunity Fund, L.P
	2009	2010
Gross Revenue	$416,475	$5,772,975
Income/loss on investment in unconsolidated entity	—	—
Profit on sale of properties	—	2,749,606
Less: Operating expenses	(1,679,207)	(10,230,577)
Interest expense	(176,130)	(1,531,529)
Depreciation	(206,718)	(3,167,701)
Depreciation from pass thru investments	—	—

Net Income – GAAP Basis	(1,645,580)	(6,407,226)

Taxable Income
- from operations	(1,072,756)	(9,040,963)
- from gain on sale	—	—

Cash generated from operations	(1,160,440)	(863,335)
Cash generated from equity investments	—	—
Cash generated from sales and refinancing	—	—
Cash generated from recapitalization	—	—

Cash generated from operations, sales and refinancing	(1,160,440)	(863,335)

Add: Investment Management Fees(1)	103,548	216,118

Less: Cash distributions to investors
- from operating cash flow	—	(1,129,572)
- from reserves	—	—
- from sales and refinancing	—	—
- from liquidating distributions	—	—

Cash generated (deficiency) after cash distributions	(1,056,892)	(1,776,789)
Less: Special Items	—	—

Cash generated (deficiency) after cash distributions and special items	(1,056,892)	(1,776,789)

Tax and Distribution Data Per $1000 Invested
Federal Income Tax Results:
Ordinary income (loss)
- from real estate rental activities	(27)	(220)
- from portfolio interest income	1	2
- from recapture	—	—
Capital gain (loss)	—	—

Cash Distributions to Investors Source (on GAAP basis)
- Real estate rental activities	—	143
- Reserves	—	—
- Return of capital	—	—

Source (on cash basis)
- Sales	—	—
- Refinancing	—	—
- Reserves	—	—
- Real estate operations	—	143

Amount (in percentage terms) remaining invested in program properties at the end of the last year reported in the Table (original total acquisition cost of properties retained divided by original total acquisition cost of all in program)	100%	100%

(1)	Represents deferred fees payable to general partner.

TABLE III

(UNAUDITED)

ANNUAL OPERATING RESULTS OF PRIOR REAL ESTATE PROGRAMS (cont’d)

(Dollars in Thousands)

As of December 31, 2010

	Resource Capital Corp.
	For the Period 3/8/05 to 12/31/05	2006	2007	2008	2009	2010
Gross Revenues - Interest Income	$61,387	$137,075	$176,995	$134,341	$97,593	$103,911
Profit on sale of properties	—	—	—	—	—	—
Interest Expense	43,062	101,851	121,564	79,619	45,427	36,466

Net Interest Income	18,325	35,224	55,431	54,722	52,166	67,445
Management Fees - related party	3,012	4,838	6,554	6,301	8,363	13,216
Equity compensation - related party	2,709	2,432	1,565	540	1,240	2,221
Professional services	580	1,881	2,911	3,349	3,866	3,627
Insurance	395	498	466	641	828	759
Depreciation on Operating Leases	—	—	—	—	—	4,003
Other General & Administrative	1,032	1,428	1,581	1,848	1,764	3,061
Income tax (benefit) expense	—	67	338	(241)	(2)	5,721

Total Expenses	7,728	11,144	13,415	12,438	16,059	32,608
Net Operating Income	10,597	24,080	42,016	42,284	36,107	34,837
Net realized and unrealized (losses) gains on investments	311	(8,627)	(15,098)	(1,637)	(11,581)	(7,192)
Gain on deconsolidation	—	—	14,259	—	—	—
Provisions for loan and lease losses	—	—	(6,211)	(46,160)	(61,383)	(43,321)
Asset Impairments	—	—	(26,277)	—	—	—
Gain on the extinguishment of debt	—	—	—	1,750	44,546	34,610
Gain on the settlement of loan	—	—	—	574	—	—
Other income	—	153	201	115	(1,350)	513

Net income (loss)	10,908	15,606	8,890	(3,074)	6,339	19,447
Taxable Income
from operations
from gain on sale
Cash generated from (used in) operations	(14,224)	12,872	23,378	50,950	46,622	20,534
Cash generated from (used in) investing activities	(2,006,070)	183,927	(665,019)	65,706	17,785	(47,416)
Cash generated from (used in) financing activities	2,045,864	(184,643)	680,282	(66,936)	(26,999)	4,379

Total cash generated (used)	25,570	12,156	38,641	49,720	37,408	(22,503)
Less Cash Distributions to Investors
from operating cash flow	(7,841)	(24,531)	(37,966)	(41,166)	(32,564)	(45,680)
from sales and refinancing	—	—	—	—	—	—
from other sources	—	—	—	—	—	—

Cash generated (used) after distributions to investors	17,729	(12,375)	675	8,554	4,844	(68,183)
Tax and Distribution Data per
$1,000 invested
Ordinary Income (loss)	59	115	114	116	122	134
from operations(1)
from recapture	—	—	—	—	—	—
Cash distributions to investors
Source (on GAAP Basis)
Operations	36	101	109	118	131	145
Return of Capital	—	—	—	—	—	—
Source (on Cash Basis)
Sales	—	—	—	—	—	—
Refinancing	—	—	—	—	—	—
Operations	36	101	109	118	131	145
Other	—	—	—	—	—	—

(1)	Represents estimated taxable income for 2008 and 2009, final results are not available.

TABLE V

(UNAUDITED)

SALE OR DISPOSITION OF ASSETS

These Tables set forth summary information on the aggregate sales or disposals of real estate and real estate-related investments by sponsors of Prior Real Estate Programs that have closed offerings since January 1, 2008 and that have somewhat similar investment objectives to Resource Real Estate Opportunity REIT, Inc. All data is as of December 31, 2010.

AR Real Estate Investors, LLC

				Selling Price, Net of Closing Costs, and GAAP Adjustments						Cost of Properties, Including Closing and Soft Costs			Excess (Deficiency) of Property Operating Cash Receipts Over Cash Expenditures(3)
Property	Location	Date Acquired	Date of Sale	Cash Received Net of Closing Costs	Mortgage Balance at Time of Sale(1)	Purchase Money Mortgage Taken Back by Program	Adjustments Resulting from Application of GAAP	Total		Original Mortgage Financing(1)	Total Acquisition Costs, Capital Improvement, Closing and Soft Costs(2)	Total
Chinoe Creek	Lexington, KY	5/12/03	6/22/09	$3,362,159	$13,457,120	—	—	$16,819,279	(4)	$14,700,000	$4,876,025	$19,576,025	$2,446,697
Summit	Albuquerque, NM	12/16/03	12/9/09	2,377,524	8,886,859	—	—	11,264,383	(5)	9,400,000	3,187,905	12,587,905	1,567,399
Portland Courtyard	Los Angeles, CA	9/11/03	7/24/09	2,752,696	4,188,158	—	—	6,940,854	(6)	4,560,000	1,791,707	6,351,707	312,013

(1)	Includes financing secured through a first mortgage.
(2)

Includes all costs related to original purchase as well as any costs incurred to maintain investment, including capital improvements. Amounts shown do not include pro rata share of original offering costs.

(3)	Represents excess (deficiency) of property operating cash receipts, including sale proceeds, over operating cash expenditures, including acquisition costs.
(4)	Includes taxable loss from this sale in the amount of $(918,737) of which $(918,737) is allocated to capital gain and $ — is allocated to ordinary gain.
(5)	Includes taxable gain from this sale in the amount of $300,500 of which $300,500 is allocated to capital gain and $ — is allocated to ordinary gain.
(6)	Includes taxable gain from this sale in the amount of $1,491,385 of which $1,491,385 is allocated to capital gain and $ — is allocated to ordinary gain.

TABLE V

(UNAUDITED)

SALE OR DISPOSITION OF ASSETS (cont’d)

Resource Capital Corp.

Date	Investment	Total Dollar Amount Invested	Total Proceeds from Sale of Investment(1)
2008	Investment G-Purchased Security	10,000,000	8,000,000
2009	Investment H-Self Originated Loan-100% interest	16,290,200	7,758,000
2009	Investment I-Self Originated Loan-100% interest	13,550,000	5,895,000
2009	Investment J-Purchased Security	1,398,150	1,618,628
2009	Investment K-Purchased Security	320,000	290,000
2010	Investment L-Purchased Security	3,100,000	1,759,250
2010	Investment M-Purchased Mezzanine Loan	20,000,000	17,000,000
2010	Investment N-Purchased BNote	23,498,627	19,825,000
2010	Investment O-Purchased Security	5,000,000	4,351,563
2010	Investment P-Purchased Security	4,233,000	4,294,338
2010	Investment Q-Purchased Security	3,835,000	3,858,969

(1)	All were loans or securities that were sold during the period indicated above.